POLICY INFORMATION

INSURED PERSON	[RICHARD ROE]

POLICY OWNER	[RICHARD ROE]

FACE AMOUNT OF BASE POLICY	[$100,000]

DEATH BENEFIT	[OPTION A]		SEPARATE ACCOUNT [K]

POLICY NUMBER	[XX XXX XXX]		ISSUE AGE [35]

BENEFICIARY	[MARGARET ROE]		SEX [MALE]

REGISTER DATE	[MAY 1, 2019]	RATING CLASS:	[SUBSTANDARD
NON-TOBACCO USER]

DATE OF ISSUE	[MAY 1, 2019]

The life insurance qualification test is the [Guideline Premium Test].

The minimum base policy face amount is [$100,000].

A minimum initial premium payment of [$143.43] is due on or before delivery of the policy. Each premium payment thereafter must be at least [$50.00].

The planned periodic premium of [$500.00] is payable [quarterly].

The minimum guaranteed interest rate we credit to the portion of your Policy Account that is in our GIA is 1.5% per year.

The No Lapse Guarantee Period is [15] years from the Register Date. See the No Lapse Guarantee provision.

The No Lapse Guarantee Accumulation Rate: [None].

See Page 4 for the Table of Guarantee Premiums.

The maximum age for a base policy face amount increase or a change to death benefit Option B is attained age [85] of the insured person. The maximum age may vary based on the rating class of the insured person at the time of such increase or change to Option B.

[The planned periodic premiums shown above may not be sufficient to continue the policy and life insurance coverage in force. The period for which the policy and coverage will continue in force will depend on: (1) the amount, timing and frequency of premium payments; (2) changes in the face amount and the death benefit option; (3) changes in the interest rates credited to our GIA and the investment performance of the investment funds of our SA including the VIO Holding Account; (4) the rate of return applied to any Segment Account at Segment Maturity, and any Market Value Adjustment associated with a loan, monthly deduction, or other distribution prior to Segment Maturity; (5) changes in the monthly deductions from your Policy Account for this policy and any benefits provided by riders to this policy; (6) changes in deductions from premium payments; (7) changes in the VIO Growth Cap Rates and Segment Loss Absorption Threshold Rates; and (8) loan and partial Net Cash Surrender Value withdrawal activity.]

However, this policy is guaranteed not to lapse during the No Lapse Guarantee Period, subject to the No Lapse Guarantee provision that is part of this policy. See the No Lapse Guarantee provision for further details.

ICC19-09-100-3	PAGE 3	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

INVESTMENT EXPENSE REDUCTION

[INVESTMENT EXPENSE REDUCTION

We will apply an Expense Reduction to the Investment Funds in the calculation of the daily unit values of each Investment Fund of our SA. The Expense Reduction for each Investment Fund will be determined based upon the net total annual portfolio operating expense of each Investment Fund’s corresponding portfolio, in the manner summarized in the table below. For purposes of determining the Expense Reduction for each Investment Fund, we will use the net total annual portfolio operating expense of each Investment Fund’s corresponding portfolio (1) as shown in the portfolio prospectuses dated on or about [May 1st ] of each calendar year for existing portfolios which are already effective as of that date; or (2) as shown in the initial effective portfolio prospectuses for new portfolios that become effective after that date; whichever is applicable. The minimum annual Expense Reduction for each Investment Fund is [0.15%]; however, in no event will the annual Expense Reduction for each Investment Fund exceed the net total annual portfolio operating expenses of each Investment Fund’s corresponding portfolio as of the date each unit value is calculated.

Net Total Annual Portfolio Operating Expense (before Investment Expense Reduction)	Annual Investment Expense Reduction
[[Less than [0.80%]	[Annual Investment Expense Reduction will be the amount equal to the greater of [0.15%] and any excess of the net total annual portfolio operating expense over [0.40%]. However, in no event will the annual Investment Expense Reduction exceed the net total annual portfolio operating expenses.]]

[0.80%] through [1.15%]	[Annual Investment Expense Reduction will be the amount equal to the greater of [0.15%] and any excess of the net total annual portfolio operating expense over [0.80%]].

Greater than [1.15%]	Annual Investment Expense Reduction will equal [0.15%]].

]

ICC19-09-100-3	PAGE 3.1	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

ADDITIONAL BENEFIT RIDERS

The Additional Benefit Riders listed below are included in this policy:

Paid Up No Lapse Guarantee

If the Paid Up No Lapse Guarantee is elected, and while it remains in effect, the percentage referred to in the “Fund Allocations” provision of the endorsement shall be 25%.

ICC19-09-100-3	PAGE 3.2	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

ADDITIONAL BENEFIT RIDERS

The Additional Benefit Riders listed below are included in this policy:

Variable Indexed Option Rider (with a -25% Segment Loss Absorption Threshold Rate)	[Separate Account [LIO]

Variable Index Benefit Charge	[.75% of the amount to be transferred from the VIO Holding Account into a new Segment on a Segment Start Date]

Segment Start Date:	[the 3rd Friday of each calendar month]

Segment Maturity Date:	[the 3rd Friday of the same calendar month as the calendar month of the Segment Start Date, in the calendar year next following the calendar year of the Segment Start Date]

Guaranteed Participation Rate:	[100%]

Guaranteed Minimum Growth Cap Rate:	[6%]

Segment Loss Absorption Threshold Rate:	[-25%]

Maximum difference between the annual interest rate we credit and the annual loan interest rate we charge on the amount of any loan deducted from A VIO Segment:	[5%]

VIO Holding Account:	[EQ/Money Market Variable Investment Option – Separate Account K]

Investment Fund if we restrict future allocations to the VIO:	[EQ/Money Market Variable Investment Option – Separate Account K]

ICC19-09-100-3	PAGE 3.3	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

ADDITIONAL BENEFIT RIDERS

HOW THE VARIABLE INDEXED OPTION RIDER

RELATES TO OTHER RIDERS OR ENDORSEMENTS ON YOUR POLICY

[PAID UP NO LAPSE GUARANTEE

If you elect the Paid Up No Lapse Guarantee, and any Segment is in effect, the Segment Value will be used in place of the Segment Account in the calculation of your Policy Account value for purposes of determining the Paid Up No Lapse Guarantee face amount. All Segments will be terminated on the effective date of the Paid Up No Lapse Guarantee with corresponding Market Value Adjustments, and the Segment Values will be reallocated to certain available investment funds of our SA under the base policy and to the unloaned portion of our GIA as described in the Paid Up No Lapse Guarantee Endorsement.]

[LOAN EXTENSION ENDORSEMENT

If the Loan Extension Endorsement is in effect, and any Segments are in effect, the Segment Values will be used in place of the Segment Accounts in the calculation of your Net Policy Account Value in determining whether the policy will go onto loan extension. If loan extension goes into effect, any remaining Segments will be terminated on the effective date of loan extension with corresponding Market Value Adjustments, and the Segment Values will be transferred to the unloaned portion of our GIA, as described in the Loan Extension Endorsement].

[ACCELERATED DEATH BENEFIT RIDER (for terminal illness)

The third paragraph of the “Effect of Accelerated Death Benefit Payment on the Policy” provision of the Accelerated Death Benefit Rider is replaced by the following:

Additionally, if your policy is a variable life policy, the portion of the Cash Surrender Value that is equal to the specified percentage of the lien and is allocated to your values in the investment funds of the Separate Account (SA) under the base policy and the Variable Indexed Option will be transferred to and maintained as part of the unloaned portion of the Guaranteed Interest Account (GIA). You may tell us how much of the accelerated payment is to be transferred from your value in each investment fund of our SA under the base policy and your value in the Variable Indexed Option. Units will be redeemed from each investment fund of our SA under the base policy sufficient to cover the amount of the accelerated payment that is allocated to it and transferred to the unloaned portion of the GIA. Any portion of the payment allocated to the Variable Indexed Option based on your instructions will be deducted from any value in the VIO Holding Account and the individual Segments on a pro-rata basis, based on any value in the VIO Holding Account and the current Segment Value of each Segment, and transferred to the unloaned portion of the GIA. Any portion of the payment allocated to an individual Segment will cause a corresponding Segment Market Value Adjustment of the Segment Account. If you do not tell us how to allocate the payment, or if we cannot allocate it based on your directions, we will allocate it based on our rules then in effect].

ICC19-09-100-3	PAGE 3.4	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF GUARANTEE PREMIUMS

Benefits	Monthly Premium	Premium Period
No Lapse Guarantee	[$47.81]	[15] Years

You can, within limits, make premium payments at any time and in any amount. However, the monthly premiums shown above are used to determine whether the No Lapse Guarantee benefit is in effect as described in the “Grace Period” provision.

If the Net Policy Account Value at the termination of the No Lapse Guarantee Period shown above is not sufficient to cover total monthly deductions due at that time, this policy will terminate without value unless an additional payment is made.

ICC19-09-100-4	PAGE 4	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF MAXIMUM DEDUCTIONS FROM PREMIUM PAYMENTS

Premium Charge:

We deduct an amount not to exceed [8%] from each premium payment.

FOR INFORMATION OR TO MAKE A COMPLAINT

ADMINISTRATIVE OFFICE:

AXA EQUITABLE LIFE INSURANCE COMPANY

[LIFE OPERATIONS

8501 IBM DRIVE, SUITE 150

CHARLOTTE, NC 28262

(800) 777-6510

www.axa.com]

We will notify you of any change in our address. We will not consider any correspondence you send to us as having been received until it is recorded at our Administrative Office.

Contact for Contract State. Please use the contact information on the attached listing if you need to contact the state insurance department where your policy was purchased.

ICC19-09-100-4	PAGE 4.1	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF MAXIMUM MONTHLY DEDUCTIONS FROM YOUR POLICY ACCOUNT

BENEFITS		PERIOD
Base Policy Cost of Insurance Charge	Maximum monthly cost of insurance rate for the base policy (see page 4.3) times thousands of base policy net amount at risk.	[86] Years

Variable Index Segment Account Charge	An amount not to exceed [0.1375%] each policy month of each Segment Account while any Segment is in effect.	All Years

Mortality and Expense Risk Charge	An amount not to exceed [0.07083%] each policy month of the amount of your Policy Account that is then allocated to the investment funds of our Separate Account, including the VIO Holding Account and VIO Segment Accounts.	All Years

Administrative Charge	Each policy month during the first policy year: an amount not to exceed [$0.14] for each $1,000 of Initial Base Policy Face Amount plus an amount not to exceed [$15.00.]	1 Year

	Each policy month during the second and subsequent policy years: an amount not to exceed [$0.14] for each $1,000 of initial base policy face amount plus an amount not to exceed [$10.00.]	[85] Years

	Each policy year following an approved requested face amount increase, we deduct at the beginning of each policy month a fixed amount for each $1,000 of face amount increase that exceeds the previous highest face amount. This amount is determined based on the attained age, sex, and tobacco or non-tobacco user status of the insured person on the effective date of the increase. Changes in the base policy face amount resulting from a change in death benefit option will not be considered in computing the previous highest face amount.	To attained age 121 as measured from the effective date of increase, if applicable

ICC19-09-100-4	PAGE 4.2	VUL LEGACY

POLICY INFORMATION CONTINUED – POLICY NUMBER [XX XXX XXX]

TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES

PER $1,000 OF BASE POLICY NET AMOUNT AT RISK

INSURED PERSON’S ATTAINED AGE	RATE	INSURED PERSON’S ATTAINED AGE	RATE	INSURED PERSON’S ATTAINED AGE	RATE
[35	0.13833	65	1.23500	95	48.64083
36	0.16167	66	1.36833	96	53.87333
37	0.18167	67	1.51083	97	59.81833
38	0.20000	68	1.66917	98	66.78583
39	0.21083	69	1.84833	99	74.83750

40	0.22000	70	2.05917	100	83.33250
41	0.23250	71	2.31000	101	83.33250
42	0.24833	72	2.61167	102	83.33250
43	0.26167	73	2.96250	103	83.33250
44	0.27583	74	3.36500	104	83.33250

45	0.28250	75	3.81583	105	83.33250
46	0.29417	76	4.31250	106	83.33250
47	0.30417	77	4.86167	107	83.33250
48	0.31583	78	5.47417	108	83.33250
49	0.33000	79	6.17750	109	83.33250

50	0.34750	80	6.99667	110	83.33250
51	0.37333	81	7.96417	111	83.33250
52	0.40583	82	9.06000	112	83.33250
53	0.44500	83	10.35250	113	83.33250
54	0.48500	84	11.87417	114	83.33250

55	0.52500	85	13.67667	115	83.33250
56	0.56250	86	15.81000	116	83.33250
57	0.59833	87	18.32917	117	83.33250
58	0.63583	88	21.26583	118	83.33250
59	0.67917	89	24.56667	119	83.33250

60	0.73333	90	28.22667	120	83.33250
61	0.80667	91	32.15083	121 AND	00.00000]
62	0.89667	92	36.25833	ABOVE
63	0.99750	93	40.51917
64	1.11167	94	44.71750

ICC19-09-100-4	PAGE 4.3	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF SURRENDER CHARGES

FOR THE INITIAL BASE POLICY FACE AMOUNT

BEGINNING OF POLICY YEAR	CHARGE	BEGINNING OF POLICY YEAR	CHARGE
[1	$1,770.01	9	$1,291.82
2	1,758.07	10	1,205.59
3	1,742.42	11	1,116.24
4	1,675.06	12	1,022.93
5	1,603.92	13	925.60
6	1,530.66	14	824.24
7	1,454.35	15	667.35
8	1,374.17	16 AND LATER]	0.00]

A surrender charge will be deducted from your Policy Account if this policy is given up for its Net Cash Surrender Value within the first [fifteen] policy years. The surrender charge in the first policy month of each policy year is shown in the table above. The surrender charge declines uniformly in equal monthly amounts within each policy year until it reaches zero in the twelfth month of policy year [fifteen].

This table assumes no face amount increases. Additional surrender charges may apply for certain face amount increases. See the “surrender charges” provision of this policy for a description of changes to surrender charges for face amount increases.

If the base policy face amount is reduced within the first [fifteen] policy years or within [fifteen] years following a face amount increase, a surrender charge will be deducted from your Policy Account.

See the “Surrender Charges” provision of this policy for a description of the surrender charge deducted for a face amount reduction.

ICC19-09-100-4	PAGE 4.4	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF PERCENTAGES

INSURED PERSON’S ATTAINED AGE	PERCENTAGE	INSURED PERSON’S ATTAINED AGE	PERCENTAGE
40 and under	250%	61	128%
41	243	62	126
42	236	63	124
43	229	64	122
44	222	65	120
45	215	66	119
46	209	67	118
47	203	68	117
48	197	69	116
49	191	70	115
50	185	71	113
51	178	72	111
52	171	73	109
53	164	74	107
54	157	75-90	105
55	150	91	104
56	146	92	103
57	142	93	102
58	138	94 and above	101
59	134
60	130

Section 7702 of the Internal Revenue Code of 1986, as amended (i.e., the “Code”), gives a definition of life insurance which limits the amounts that may be paid into a life insurance policy relative to the benefits it provides. Even if this policy states otherwise, at no time will the “future benefits” under this policy be less than an amount such that the “premiums paid” do not exceed the Code’s “guideline premium limitations.” We may adjust the amount of premium paid to meet these limitations. Also, at no time will the “death benefit” under the policy be less than the “applicable percentage” of the “cash surrender value” of the policy. The above terms are as defined in the Code. In addition, we may take certain actions, described here and elsewhere in the policy, to meet the definitions and limitations in the Code, based on our interpretation of the Code. Please see “Policy Changes —Applicable Tax Law” for more information.

ICC19-09-100-4-GPT	PAGE 4.5	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF PERCENTAGES

INSURED PERSON’S ATTAINED AGE	PERCENTAGE	INSURED PERSON’S ATTAINED AGE	PERCENTAGE	INSURED PERSON’S ATTAINED AGE	PERCENTAGE
[35	524.1%	55	271.0%	75	152.2%
36	506.5	56	262.6	76	148.6
37	489.6	57	254.5	77	145.2
38	473.5	58	246.6	78	141.9
39	458.1	59	239.1	79	138.8

40	443.2	60	231.7	80	135.9
41	428.8	61	224.7	81	133.1
42	414.9	62	217.9	82	130.4
43	401.5	63	211.5	83	127.9
44	388.5	64	205.3	84	125.6

45	376.0	65	199.3	85	123.4
46	363.8	66	193.7	86	121.4
47	352.0	67	188.3	87	119.5
48	340.6	68	183.1	88	117.8
49	329.5	69	178.1	89	116.3

50	318.8	70	173.3	90	114.9
51	308.4	71	168.7	91	113.6
52	298.5	72	164.3	92	112.5
53	288.9	73	160.1	93	111.4
54	279.8	74	156.0	94	110.3

				95	109.3
				96	108.1
				97	106.8
				98	105.2
				99	103.1

				100 AND ABOVE	101.0]

This policy is designed to satisfy the definition of life insurance for Federal income tax purposes under Section 7702 of the Internal Revenue Code of 1986, as amended (i.e., the “Code”). Accordingly, even if this policy states otherwise, at no time will the death benefits under the policy be less than the cash surrender value of the policy, divided by the net single premium per dollar of insurance which would have to be paid at such time to fund such benefits consistent with the definition of such terms in the Code. At no time will the “death benefit” under the policy be less than the applicable percentage of the “cash surrender value” of the policy. In addition, we may take certain actions, described here and elsewhere in the policy, to meet the definitions and limitations in the Code, based on our interpretation of the Code. Please see “Policy Changes – Applicable Tax Law” for more information.

(NOTE: THIS IS THE POLICY INFORMATION PAGE THAT WILL BE GENERATED IF THE CASH VALUE ACCUMULATION TEST IS SELECTED AT ISSUE)

ICC19-09-100-4-CVAT	PAGE 4.5	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF FACTORS FOR PAID UP NO LAPSE GUARANTEE

INSURED PERSON’S ATTAINED AGE	FACTOR	INSURED PERSON’S ATTAINED AGE	FACTOR	INSURED PERSON’S ATTAINED AGE	FACTOR
[35	0.23821	64	0.55944	93	0.93692
36	0.24586	65	0.57451	94	0.94175
37	0.25359	66	0.58973	95	0.94616
38	0.26145	67	0.60509	96	0.95068
39	0.26946	68	0.62060	97	0.95492

40	0.27769	69	0.63626	98	0.95885
41	0.28616	70	0.65206	99	0.96225
42	0.29487	71	0.66792	100	0.96455
43	0.30380	72	0.68377	101	0.96455
44	0.31298	73	0.69953	102	0.96455

45	0.32241	74	0.71512	103	0.96455
46	0.33217	75	0.73048	104	0.96455
47	0.34224	76	0.74560	105	0.96455
48	0.35264	77	0.76049	106	0.96455
49	0.36338	78	0.77514	107	0.96455

50	0.37445	79	0.78957	108	0.96455
51	0.38586	80	0.80374	109	0.96455
52	0.39754	81	0.81760	110	0.96455
53	0.40948	82	0.83106	111	0.96455
54	0.42165	83	0.84413	112	0.96455

55	0.43406	84	0.85673	113	0.96456
56	0.44674	85	0.86881	114	0.96458
57	0.45972	86	0.88026	115	0.96463
58	0.47305	87	0.89101	116	0.96479
59	0.48674	88	0.90093	117	0.96520

60	0.50077	89	0.90993	118	0.96632
61	0.51513	90	0.91801	119	0.96937
62	0.52972	91	0.92515	120	0.97762]
63	0.54450	92	0.93141

ICC19-09-100-4	PAGE 4.6	VUL LEGACY